As filed with the Securities and Exchange Commission on September 1, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESTAURANT BRANDS INTERNATIONAL INC.

(Exact name of Company as specified in its charter)

Canada	98-1202754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

226 Wyecroft Road Oakville, Ontario	L6K 3X7
(Address of Principal Executive Offices)	(Zip Code)

Restaurant Brands International Inc. 2015 Employee Share Purchase Plan

(Full title of each plan)

Jill Granat

General Counsel and Corporate Secretary

Restaurant Brands International Inc.

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(905) 845-6511

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kara L. MacCullough, Esq.

Greenberg Traurig, P.A.

401 E. Las Olas Blvd., Ste 2000

Ft. Lauderdale, Florida 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, no par value	150,000	$39.03(2)	$5,854,500(2)	$680.30

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares which become issuable under the Restaurant Brands International Inc. 2015 Employee Share Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding common shares.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price is calculated pursuant to Rule 457(c) and Rule 459(h) under the Securities Act on the basis of $39.03 per share, the average of the high and low sales prices of our common shares on the New York Stock Exchange on August 31, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K, are incorporated herein by reference:

Commission Filing	Period Covered or Date of Filing
Annual Report on Form 10-K (File No. 001-36786)	Year ended December 31, 2014

Quarterly Reports on Form 10-Q (File No. 001-36786)	Quarters ended March 31, 2015 and June 30, 2015

Current Reports on Form 8-K (File No. 001-36786)	December 12, 2014 (as amended by Form 8-K/A filed with the Commission on February 24, 2015), April 27, 2015, May 15, 2015, May 19, 2015, May 26, 2015 and June 19, 2015

Description of our common shares and any amendment or report filed for the purpose of updating such description	Form 8-K12B filed on December 15, 2014 (File No. 001-36786) and Form S-4, as amended (File No. 333-198769)

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (“CBCA”), a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity (an “indemnifiable person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be); and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. An indemnifiable person may require the corporation to indemnify the individual in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation (or other entity, as the case may be) if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person against all costs, charges and expenses in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if he or she fulfills the conditions set forth in (i) and (ii), above.

As permitted by the CBCA, the Company’s by-laws require the Company to indemnify directors and officers of the Company, former directors or officers of the Company or other individuals who, at the Company’s request, act or acted as directors or officers or in a similar capacity of another entity against all costs, charges and expenses reasonably incurred (including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with the Company or such other entity.

To be entitled to indemnification, the Company’s by-laws state that such persons must have acted honestly and in good faith with a view to the best interest of the Company or the other entity, as the case may be, and, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. As permitted by the CBCA, the by-laws also require the Company to advance money to such individual for costs, charges and expenses of any such proceeding but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification. In the case of an action by or on behalf of the Company or the other entity, as the case may be, to procure a judgment in its favor to which the person is made a party because of his or her association with the Company or the other entity, as the case may be, then if the individual fulfills the conditions set out in the Company’s by-laws, the Company shall seek and obtain approval of a court before indemnifying the person against costs, charges and expenses he or she reasonably incurred in connection with such action or prior to advancing any moneys to such individual.

The rights of indemnification provided by the Company’s by-laws are not exhaustive and are in addition to any rights to which a director, officer or other employee may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the Company’s by-laws, the Company may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions. The Company has entered into indemnification agreements with its directors. The indemnification agreements require that the Company indemnify, defend and hold an indemnitee harmless to the fullest extent permitted or required by law for liabilities arising out of the indemnitee’s association with the Company or another entity where he or she acts or acted, or is deemed to act or have acted, as a director or officer or in a similar capacity at the Company’s request, if the indemnitee acted honestly and in good faith with a view to the best interests of the Company or other entity for which the indemnitee acted as a director or officer or in a similar capacity at the Company’s request as deemed request, as the case may be, and, with respect to a criminal or administrative action or proceeding that is enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancement of defense expenses by the Company.

In addition, we have purchased insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description	Method of Filing

4.1	Articles of Incorporation of the Registrant, as amended.	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2015.

4.2	Amended and Restated By-Law 1 of the Registrant.	Incorporated herein by reference to Exhibit 3.4 to Registrant’s Form 8-K filed on December 12, 2014.

10.30	Restaurant Brands International Inc. 2015 Employee Share Purchase Plan.	Filed herewith.

23.1	Consent of Consent of PricewaterhouseCoopers LLP.	Filed herewith.

23.2	Consent of KPMG LLP.	Filed herewith.

24.1	Powers of Attorney (included on signature pages hereof).	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada, on September 1, 2015.

RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Jill Granat
Name:	Jill Granat
Title:	General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Restaurant Brands International Inc. whose signature appears below hereby severally constitutes and appoints Joshua Kobza and Jill Granat, and each of them individually (with full power to each of them to act alone), with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney and all capacities to sign any and all amendments may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 1, 2015.

Signature	Title

/s/ Daniel Schwartz Daniel Schwartz	Chief Executive Officer and Director (principal executive officer)

/s/ Joshua Kobza Joshua Kobza	Chief Financial Officer (principal financial officer)

/s/ Jacqueline Friesner Jacqueline Friesner	Controller and Chief Accounting Officer (principal accounting officer)

/s/ Alexandre Behring Alexandre Behring	Executive Chairman

/s/ Marc Caira Marc Caira	Vice Chairman

Martin E. Franklin	Director

/s/ Paul J. Fribourg Paul J. Fribourg	Director

/s/ John A. Lederer John A. Lederer	Director

Thomas V. Milroy	Director

/s/ Alan Parker Alan Parker	Director

/s/ Carlos Alberto da Veiga Sicupira Carlos Alberto da Veiga Sicupira	Director

/s/ Roberto Moses Thompson Motta Roberto Moses Thompson Motta	Director

/s/ Alexandre Van Damme Alexandre Van Damme	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on behalf of the Registrant by the undersigned, solely in its capacity as the duly authorized representatives of the Registrant in the United States, on September 1, 2015.

By:	/s/ Jill Granat
Name: Jill Granat

EXHIBIT INDEX

Exhibit Number	Description

10.30	Restaurant Brands International Inc. 2015 Employee Share Purchase Plan.

23.1	Consent of Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature pages hereof).